EXHIBIT NO.       DESCRIPTION


10.1                       License Agreement between the Company and
                              Global Dairy Products Ltd.                  2/5/96


                            PRODUCT LICENSE AGREEMENT

THIS AGREEMENT is dated for reference the      day of February, 1996.

BETWEEN:

                  GLOBAL DAIRY PRODUCTS LTD., a Bahamian company, with its address at 94 Dowdeswell Street, P.O. Box N-7521, Nassau, Bahamas

                  (hereinafter referred to as "Licensor")

                  OF THE FIRST PART
AND:

                  SAY YES FOODS INC., a Nevada corporation, with its offices at Park 2000, 6380 South Eastern Avenue, Suite 3, Las Vegas, Nevada, 89119

                  (hereinafter referred to as "Licensee")


                  OF THE SECOND PART

WHEREAS:

A. The Licensor is the owner of a product (the"Product") which it has developed as a substitute for milk in beverages and other products in which milk is used and such Product has certain stated and represented advantages, including a low lactose formulation, a low fat content, and other benefits, including a competitive cost of formulation (the Commercial Products produced from the Product are hereinafter referred to as "Commercial Product");

B. The Licensor has agreed, on the terms of this Agreement, to grant unto the Licensee the sole right and capacity to employ the Product to produce, manufacture and market Commercial Product for a territory encompassing the entirety of the United States, including Alaska, Hawaii, and its administered territory of Puerto Rico (such geographical jurisdictions hereinafter referred to as the "Territory").
                                    ARTICLE I

                                      GRANT

1.1 Grant of License. The Licensor hereby grants unto the Licensee an exclusive license to employ the Product in the Territory for the production and manufacture and marketing of Commercial Product for all uses including, without limitation, as a beverage, as a frozen product, for cheeses, and as an ingredient for other food products.

1.2 Delivery of Product. The Licensor will deliver to such location or locations as the Licensee may reasonably require the Product in such quantity as the Licensee may require for its production and manufacture. Payment terms of such deliveries will be net thirty (30) days.

1.3 Specifications. The Licensor will, at cost, provide to the Licensee all necessary technical assistance and marketing assistance as may be required by the Licensee to produce Commercial Product.


                                   ARTICLE II

                                       FEE

     2.1 License Fee. As consideration for the grant of the license herein for the Territory, the Licensee will pay to the Licensor an aggregate of Five Hundred Thousand Dollars ($500,000.00) (U.S.) In the following portions:

(a) Twenty-five Thousand Dollars ($25,000.00) (U.S.) within thirty (30) days of execution of this Agreement;

(b) One Hundred and Twenty-Five Thousand Dollars ($125,000.00) (U.S.) upon the first non-private financing of the Licensee;

(c) One Hundred and Twenty-Five Thousand Dollars ($125,000.00) (U.S.) upon the second non-private financing of the Licensee; and

(d)      the balance on the third non-private financing of the Licensee.


In addition, the Licensee will distribute, on demand, Two Million, Five Hundred Thousand (2,500,000) common shares (qualified pursuant to Rule 144) and such shares shall have all of the same rights of common shares on the date of this Agreement, and accordingly, shall be altered for any re-designation of the authorized capital of the Company, the issued capital, in respect to any merger or amalgamation, or any other capital change affecting common shares generally, but shall not be adjusted for the mere issuance of common shares for cash for the purpose of financing the Company or acquiring services or rights.

2.2 Product Fee to Licensor. Licensor shall publish a price list of its products applicable to the Licensee. The initial base cost per litre of concentrate will be twenty dollars ($20.00) (U.S.) And Licensor states that such product is sufficient for production of four hundred and nine
         (409) U.S.
         gallons of end fluid milk product.

Such price lists may be amended annually at January 1st and no price increase will exceed five percent (5%) unless mutually agreed to by both parties. It is acknowledged that during the first twelve (12) months of this Agreement, the base cost will be jointly reviewed every ninety (90) days and amended if required.

2.3      Payment of Product Fees.  The fee for Product delivered by the Licensor shall be paid for by the Licensee on a net thirty (30) day basis.


                                   ARTICLE III

                             TRADEMARKS AND PATENTS

3.1 Trademarks and Patents. The Licensee agrees that all trademarks, patents and other intellectual property and proprietary information of the Product and all improvements, derivatives or successors (all collectively referred to as the "Technology") belong to and shall belong to the Licensor and that the fee for the trademark, patents and proprietary information for use by the Licensee is acknowledged to be included in the price of concentrate sold by the Licensor.

3.2 Prohibition Against Dispute. The Licensee covenants and agrees that, during and after the term of this Agreement, it will not contest the Licensor's Technology, nor will it in any way dispute or impugn the validity of the Licensor's ownership and trademark or patent therein.

3.3 Challenges to Trademark or Proprietary Information. The Licensee shall immediately notify the Licensor of any infringement or challenge to the trademark or patent or proprietorship of the Technology as soon as the Licensee becomes aware of such infringement or challenge, and such challenge shall be defended or prosecuted by the Licensor at the cost of the Licensee where such infringement or challenge occurs within the Territory of the Licensee.

                                   ARTICLE IV

                             RELATIONSHIP OF PARTIES

4.1 Independent Contractor. The relationship between the Licensee and the Licensor is that of independent contractors. The parties to this Agreement are not partners, nor shall they be construed as the same, nor, except as specifically permitted from time to time, shall either party hold itself out as the agent or representative of the other party.

4.2 Production Responsibility. It is specifically agreed that all manufacturing or processing, services, or other work performed by the Licensee in the production of the Commercial Product from the Product shall be the sole responsibility of the Licensee, with the provision that such work shall be performed in accordance with the specifications and quality standards required by the Licensor and performed in such manner and with such intent as shall protect the Technology of the Licensor.


                                    ARTICLE V

                                      TERM

5.1 Term. This Agreement shall be effective commencing the date of execution hereinbelow stated, and shall continue for a term of ninety-nine (99) years, subject to termination in accordance with this Agreement.

                                   ARTICLE VI

                                    INSURANCE

6.1 Product Liability Insurance. Both parties will obtain, and will maintain throughout the term of this Agreement, product liability insurance of the Product, with coverage limits considered reasonable in the industry and in accordance with specifications required by the Licensor. Licensor will also require any manufacturer that contracts any Product production on behalf of the Licensor to also maintain such insurance.

                                   ARTICLE VII

                            RESTRICTIONS TO TERRITORY

7.1 Restriction to Territory. The Licensee covenants, agrees and warrants with the Licensor that it will not at any time manufacture, market, sell or distribute, whether directly or indirectly, Commercial Product or engage or license others to do so, in any geographical area other that the Territory.

                                  ARTICLE VIII

                              PROPRIETARY INDEMNITY

8.1 Indemnity. During the term of this Agreement, and after termination for default or otherwise, the Licensee covenants, warrants and agrees that it will indemnify and compensate the Licensor for any loss of the Technology or damage to the Technology or its reputation by any act, commission, negligence, failure to act, or failure to defend the Technology.

8.2      Product  Protection.  The Licensor  covenants and agrees to protect the
         Territory from any infringement by other parties attempting or purporting to produce Product, or any competing equivalent which infringes the Technology, and the Licensee shall indemnify the Licensor for all such endeavors to protect the Territory and the Technology in the Territory.

                                   ARTICLE IX

                                 RIGHT OF ENTRY

9.1 Investigation of Licensee Operations and Accounts. The Licensor shall have unimpeded right and authority to enter on the premises of the Licensee, its representatives, its agents, its counsel or any other party having control or possession of records or premises of the Licensee or in relation to its production of the Commercial Product for the purpose of all such investigations as the Licensor may require to assure itself as to the compliance by the Licensee with appropriate technical standards, quality controls, security of the of the Technology and use of the Technology. The Licensee covenants to allow and assist the Licensor, and its duly authorized representatives, access to all the aforesaid premises and locations and access to all such personnel and other persons as the Licensor may require, and the Licensee shall make such premises, records and persons available within forty-eight (48) hours of notice by the Licensor.


                                    ARTICLE X

                                   ASSIGNMENT

10.1 Assignment. Neither this Agreement nor any rights or interests hereunder may be assigned without the prior written permission of the Licensor to all of the terms and conditions of an assignment or sub-license.

                                   ARTICLE XI

                                 CONFIDENTIALITY

11.1 Confidential Information. All information in respect to the Technology, whether documentary, electronic storage, or otherwise, shall be maintained in confidence by the Licensee and the Licensee shall establish security systems and control systems to the satisfaction of the Licensor to protect the Technology.

                                   ARTICLE XII

                            LICENSEE BUSINESS CONDUCT

12.1 Product Goodwill and Licensee Conduct. In the event that the Licensor has a reasonable concern that the business of the Licensee, or the conduct of any individual thereof, is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the Licensee, the Technology or the Licensee's reputation, and thereby the reputation of the Licensor, and the Licensee warrants and agrees to comply with, the Licensor may require that the Licensee make such alterations in its business conduct, personnel, or structure, whether of management or board representation or employee representation, as the Licensor may reasonably require, failing which the Licensor, at its discretion, may cancel the licence with sixty (60) days' notice. In the event of any debate or dispute as to the reasonableness of the Licensor's request or requirements, the judgment of the Licensor shall be deemed correct until such time as the matter has been determined by arbitration and, accordingly, all such persons as have been determined by the Licensor to be of concern shall be suspended from the Licensee's operations and its premises at the cost of the Licensee until determination of the matter.


                                  ARTICLE XIII

                             DEFAULT AND TERMINATION
13.1 Default. In the event that a party hereof breaches a term of this Agreement, the injured party may terminate the Agreement if the defaulting party has not remedied the default within thirty (30) days of notice of the default. If the injured party does not wish to terminate the Agreement for default, it may instead insist and enforce specific performance.

13.2 Termination. In the event that this Agreement is terminated, or at its natural termination, the Licensee shall return to the Licensor all information and documents it may have in respect to the Technology, return all Technology in its possession, and cease the business of producing Commercial Product. It shall not produce Commercial Product, or any competing product for a period of five (5) years after termination. Further, the Licensee shall not enter into any partnerships, share ownerships, or any other relationship with any party to produce products similar to the Product or the Commercial Product for the said term of five (5) years, nor shall it provide any assistance to any parties, whether technical, informational, or otherwise, to compete with the Product or Commercial Products.


                                   ARTICLE XIV

                                     NOTICES

14.1 Notices. All notices, directions, or payments required to be given hereunder shall be made at the addresses first herein set forth, or at such other addresses as may be notified by the parties hereto. Any notice, if sent by mail, shall be deemed delivered on the third business day following mailing, absent postal disruption, and if delivered or sent by facsimile transmission, shall be deemed to be given or made on the business day following such delivery or facsimile transmission.

14.2     Time of the Essence.  Time shall be of the essence of this Agreement
         -------------------
         and shall continue to be of the essence of this Agreement.

                                   ARTICLE XV

                                    ENUREMENT

15.1 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.


                                   ARTICLE XVI

                                ENTIRE AGREEMENT

16.1 Entire Agreement. This Agreement contains and constitutes the entire agreement of the parties hereto and there are no representations, inducements, promises, or agreements, whether verbal or otherwise, collateral hereto.


                                  ARTICLE XVII

                                  GOVERNING LAW

17.1     Jurisdiction.  This Agreement shall be governed in accordance with the
         ------------
          laws of the State of Nevada.


                                  ARTICLE XVIII

                                   ARBITRATION

18.1 Arbitration. The parties hereto agree that any dispute arising between them in regard to this Agreement shall be resolved by arbitration before a panel of three (3) arbitrators. One arbitrator shall be selected by the Licensor, one by the Licensee, and the third by the two appointed arbitrators. The arbitration shall determine by majority vote, all matters, including matters of procedure and evidence of the arbitration. Notwithstanding the within requirement for arbitration, the Licensor, if it reasonably suspects that a breach of this Agreement is occurring which may jeopardize the Technology, compromise confidentiality of the Technology and information thereto, or assists or causes any other party to acquire information thereto, or in the event of non-compliance by the Licensee of Technical and Quality Standards, or of clauses 9.1 or 12.1, and Licensor may immediately apply to a court of competent jurisdiction, without notice to the Licensee, and acquire thereto an injunction and the Licensee agrees hereby to attorn to such injunction for the period of any dispute and arbitration.

18.2 Decision of Arbitrators. The parties hereto agree that the decisions of the arbitrator panel shall be binding as to issues of fact and may only be appealed in the event of mistake by law.


IN WITNESS WHEREOF the parties hereto have executed this Agreement by their duly authorized officers as of the 5 day of February , 1996.

GLOBAL DAILY PRODUCTS, LTD.


For:
         Authorized Signatory



SAY YES FOODS, INC.


For:
         Authorized Signatory